UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):	June 2, 2021

Exact Name of Registrant as Specified in Its Charter:	CALAMP CORP.

Delaware	0-12182	95-3647070
State or Other Jurisdiction of	Commission	I.R.S. Employer
Incorporation or Organization	File Number	Identification No.

Address of Principal Executive Offices:	15635 Alton Parkway, Suite 250
Irvine, CA 92618
Registrant's Telephone Number, Including Area Code:	(949) 600-5600
Former Name or Former Address, if Changed Since Last Report:	Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14.a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 per share	CAMP	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 2, 2021, Messrs. Albert J. Moyer and Larry J. Wolfe, members of the Board of Directors (the “Board”) of CalAmp Corp. (the “Company”), notified the Company that they will not stand for re-election to the Board at the Company’s 2021 Annual Meeting of Stockholders. Messrs. Moyer and Wolfe will continue to serve as directors until such meeting. Their decision to not stand for re-election to the Board is not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or procedures, or any disagreements in respect of accounting principles, financial statement disclosure, or otherwise.

A copy of the press release announcing Messrs. Moyer’s and Wolfe’s decisions not to stand for re-election is attached as Exhibit 99.1.

Item 9.01.  Financial Statements and Exhibits

(d) Exhibits

99.1  Press release of the Registrant dated June 2, 2021 announcing Messrs. Moyer’s and Wolfe’s decision not to stand for re-election.

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be filed on its behalf by the undersigned hereunto duly authorized.

CALAMP CORP.

	June 2, 2021	By: /s/ Kurtis Binder
Date		Kurtis Binder
Executive Vice President and CFO
(Principal Financial Officer)